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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1999

                                                      REGISTRATION NO. 333-70819


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          RAMSAY YOUTH SERVICES, INC.
                  (formerly known as Ramsay Health Care, Inc.)
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                            63-0857352
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization))                          Identification Number)

                                COLUMBUS CENTER
                               ONE ALHAMBRA PLAZA
                                   SUITE 750
                          CORAL GABLES, FLORIDA 33134
                                 (305) 569-6993
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 LUIS E. LAMELA
                            CHIEF EXECUTIVE OFFICER
                          RAMSAY YOUTH SERVICES, INC.
                                COLUMBUS CENTER
                               ONE ALHAMBRA PLAZA
                                   SUITE 750
                          CORAL GABLES, FLORIDA 33134
                                 (305) 569-6993

       (Name,address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

            COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS
                 SENT TO AGENT FOR SERVICE, SHOULD BE SENT TO:

                             Bradley P. Cost, Esq.
                                Haythe & Curley
                                237 Park Avenue
                            New York, New York 10017
                                 (212) 880-6000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]



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         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act , please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



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                                             /s/ Aaron Beam, Jr.
Dated: January 19, 1999                      ----------------------------------
                                             Aaron Beam, Jr.
                                             Director

                                             /s/ Peter J. Evans
Dated: January 19, 1999                      ----------------------------------
                                             Peter J. Evans
                                             Director

                                             /s/ Thomas M. Haythe
Dated: January 19, 1999                      ----------------------------------
                                             Thomas M. Haythe
                                             Director

                                             /s/ Steven J. Shulman
Dated: January 19, 1999                      ----------------------------------
                                             Steven J. Shulman
                                             Director

                                             /s/ Michael S. Siddle
Dated: January 19, 1999                      ----------------------------------
                                             Michael S. Siddle
                                             Director